Exhibit 4.06

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 26, 2005, among PETRO STOPPING CENTERS, L.P., a Delaware limited partnership (the “Borrower”), PETRO STOPPING CENTERS HOLDINGS, L.P., a Delaware limited partnership and a limited partner of the Borrower (“Holdings”), PETRO HOLDINGS FINANCIAL CORPORATION, a Delaware corporation (“Petro Holdings”), PETRO DISTRIBUTING, INC., a Delaware corporation and a Subsidiary of the Borrower (“Petro Distributing”), and PETRO FINANCIAL CORPORATION, a Delaware corporation and a Subsidiary of the Borrower (“Petro Financial”), the Lenders (as defined in the Credit Agreement referred to below), and WELLS FARGO BANK, N. A., as Administrative Agent, Collateral Agent and L/C Issuer.

RECITALS:

A. The Borrower, Holdings, Petro Holdings, Petro Distributing, Petro Financial, the Lenders party thereto and the Administrative Agent have entered into that certain Credit Agreement dated as of February 9, 2004 (as amended by that certain First Amendment to Credit Agreement dated as of January 21, 2005 and as such Credit Agreement may be further amended, modified, supplemented and extended from time to time, including, without limitation, as amended by this Amendment, the “Credit Agreement”).

B. As permitted by the Credit Agreement, certain Lenders originally party to the Credit Agreement have assigned certain rights and obligations under the Credit Agreement to certain Eligible Assignees which thereupon also became Lenders and parties to the Credit Agreement.

C. The Borrower and the other Loan Parties have requested that the Agents and the Lenders amend the Credit Agreement to, among other things, permit the issuance of the Borrower’s and Petro Financial’s 9.0% Senior Secured Notes due February 15, 2012 being issued on or about the Second Amendment Date in the aggregate principal amount of $25,000,000 (the proceeds of which are being used by the Borrower to purchase the Bordentown, New Jersey Property and to pay fees and expenses relating to such purchase and this Amendment), and, accordingly, the Agents and each of the Lenders have agreed to amend the Credit Agreement upon and subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings herein as in the Credit Agreement as amended hereby.

ARTICLE 2

AMENDMENTS TO THE CREDIT AGREEMENT

Section 2.01 Amendments to Section 1.01.

(a) The definitions of the following terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Borrower Senior Notes” means, collectively, (a) the Borrower’s and Petro Financial’s 9.0% Senior Secured Notes due February 15, 2012 issued on or about the Closing Date in the aggregate principal amount of $225,000,000 and (b) the Borrower’s and Petro Financial’s 9.0% Senior Secured Notes due February 15, 2012 to be issued on or about the Second Amendment Date in the aggregate principal amount of $25,000,000.

“Borrower Senior Notes Issuance” means each of the issuance by the Borrower and Petro Financial of the Borrower Senior Notes on or about the Closing Date and on or about the Second Amendment Date pursuant to the Borrower Senior Notes Indenture.

(b) The following new terms and their definitions are hereby added to Section 1.01 of the Credit Agreement, which terms shall appear in alphabetical order in such Section 1.01:

“Bordentown, New Jersey Property” means the Real Property located in or near Bordentown, New Jersey acquired or be acquired on or about the Second Amendment Date with the proceeds of the Borrower Senior Notes Issuance on or about the Second Amendment Date.

“Second Amendment Date” means July 26, 2005 (the effective date of the Second Amendment to Credit Agreement which amends this Agreement).

Section 2.02 Amendment to Section 4.08. The term “Indenture Guarantee” which appears in Section 4.08 of the Credit Agreement is hereby amended to read “Indenture Guaranty.”

Section 2.03 Deletion of Section 7.02(i). Section 7.02(i) of the Credit Agreement, which relates to the obligation of the Loan Parties to periodically deliver to the Administrative Agent information regarding the Subject Receivables and the Comdata Agreement, is hereby deleted.

Section 2.04 Amendment to Section 8.02. Section 8.02 of the Credit Agreement is hereby amended to (a) delete the word “and” at the end of Section 8.02(k), (b) delete the period at the end of Section 8.02(l) and replace such period with a semicolon followed by the word “and,” and (c) add the following new clause (m) to the end of Section 8.02:

“(m) the Bordentown, New Jersey Property acquisition, provided that such acquisition is consummated (i) in all material respects in accordance with that certain Purchase Agreement dated as of March 4, 2005, between the Borrower and Bordentown Junction Truck Stop Joint Venture, a true and correct copy of which Purchase Agreement as executed by the parties thereto has been delivered to the Administrative Agent, or (ii) otherwise in a manner reasonably acceptable to the Administrative Agent.”

Section 2.05 Amendment to Section 8.06(d). The phrase “Borrower Senior Notes Issuance” which appears in Section 8.06(d) of the Credit Agreement is hereby amended to read “Borrower Senior Notes Issuance which occurred on or about the Closing Date.”

ARTICLE 3

CONDITIONS PRECEDENT; REPRESENTATIONS AND WARRANTIES, ETC.

Section 3.01 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent (except if and to the extent that any of such conditions precedent is waived in writing by the Agents and the Required Lenders):

(a) The Administrative Agent shall have received all of the following, each in form and substance and otherwise reasonably satisfactory to the Administrative Agent:

(i) Amendment. This Amendment duly executed by all parties hereto;

(ii) Acquisition of the Bordentown, New Jersey Property, etc. A certified copy of the purchase agreement and deed relating to the Borrower’s acquisition of the Bordentown, New Jersey Property duly executed by all parties thereto and evidence that the Borrower has acquired, or concurrently with the Borrower Senior Notes Issuance on the Second Amendment Date will acquire, such Real Property pursuant to such purchase agreement and deed, a Mortgage in recordable form covering the Bordentown, New Jersey Property duly executed by the Borrower, a mortgagee’s policy of title insurance (or a commitment therefor) issued in favor of the Collateral Agent insuring the Liens created by such Mortgage securing the Obligations and the Borrower Senior Notes and the Secured Trade Debt and a legal opinion from New Jersey counsel for the Borrower covering various matters relating to such Mortgage (including the due authorization, execution, validity and enforceability thereof);

(iii) Modifications to the Mortgages. Amendments or modifications, in recordable form, to each of the existing Mortgages which provide that the Liens of the Mortgages secure, in addition to all Obligations, all of the Borrower Senior Notes (including the increased amount thereof), duly executed by the Borrower and/or other applicable Loan Parties which are the grantors of the Liens created thereby;

(iv) Resolutions. Certified resolutions of the board of directors, members, managers, partners or similar governing body of each Loan Party which authorize the execution, delivery and performance of this Amendment and the other agreements, documents and instruments referred to herein to which such Loan Party is a party;

(v) Organizational Documents. True and correct copies of any and all amendments to or modifications of any of the Organizational Documents of any Loan Party or Petro since the First Amendment Date, certified (where applicable) by the appropriate Governmental Authorities; and

(vi) Opinions of Counsel. Favorable legal opinion(s) of counsel to the Loan Parties and Petro addressed to the Agents and each Lender, dated as of the Second Amendment Date and in form and substance reasonably satisfactory to the Administrative Agents.

(b) All representations and warranties of any Loan Party or Petro contained in the Credit Agreement or any other Loan Document shall be true and correct in all material respects as of the date hereof as if made again on and as of the date hereof (except to the extent that such representations and warranties were expressly, in the Loan Documents, made only in reference to a specific date).

(c) No Default or Event of Default shall have occurred and be continuing (after giving effect to this Amendment).

(d) If and to the extent required by the Administrative Agent and presented for payment, all fees and expenses of counsel to the Administrative Agent payable by the Borrower in accordance with Section 11.04 of the Credit Agreement shall have been paid.

(e) The Administrative Agent shall have confirmed to the Borrower, in writing, that each of the conditions precedent referred to in this Section 4.01 have been satisfied or waived (which the Administrative Agent agrees to do promptly upon such satisfaction).

Section 3.02 Supplement Documentation relating to the Mortgages. The Borrower shall, within 30 days after the Second Amendment Date, deliver or cause to be delivered to the Collateral Agent, each in form and substance and otherwise reasonably satisfactory to the Collateral Agent, all of the following:

(a) datedown endorsements (or, if the Collateral Agent so agrees, commitments or assurances to issue such endorsements), to the mortgagee policies of title insurance issued for the benefit of the Collateral Agent, and tie-in endorsements (to the extent available in the jurisdictions in which the Real Properties subject to Mortgages are located) with respect to each of the mortgagee title insurance policies issued for the benefit of the Collateral Agent for the following Real Properties: Camden County, Georgia, Preble County, Ohio, Seward County, Nebraska, and Burlington County, New Jersey; and

(b) legal opinions from local counsel for the Borrower covering various matters relating to the amendments or modifications to the Mortgages which cover Real Property located in the States of Arizona, California, Louisiana and Texas, which amendments or modifications are referred to in clause (iii) of Section 3.01(a) of this Amendment (including the due authorization, execution, validity and enforceability thereof).

Section 3.03 Representations and Warranties. Each of the Loan Parties represents and warrants to the Agents and the Lenders that each of the conditions precedent set forth in Section 3.01 of this Amendment has been satisfied as of the date of this Amendment. Without limiting the generality of the foregoing, each of the Loan Parties represents and warrants to the Agents and the Lenders that (a) all representations and warranties of any Loan Party or Petro contained in the Credit Agreement or any other Loan Document are true and correct in all material respects as of the date hereof as if made again on and as of the date hereof (except to the extent that such representations and warranties were expressly, in the Loan Documents, made only in reference to a specific date) and (b) no Default or Event of Default has occurred and is continuing (after giving effect to this Amendment).

ARTICLE 4

MISCELLANEOUS

Section 4.01 Ratifications. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Loan Parties, the Agents and the Lenders agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 4.02 Reference to Credit Agreement, etc. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, is hereby amended so that any reference in such Loan Document to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

Section 4.03 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.04 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF NEW YORK’S GENERAL OBLIGATIONS LAW REGARDING CHOICE OF LAW); PROVIDED THAT THE AGENTS AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Section 4.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Loan Parties, the Agents and the Lenders and their respective successors and permitted assigns, except that none of the Loan Parties may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agents and the Required Lenders.

Section 4.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Section 4.07 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.08 Lender Consent to Modifications to Mortgages. The Lenders hereby consent to the amendments or modifications to the Mortgages as referred to in clause (iii) of Section 3.01(a) of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

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BORROWER:

PETRO STOPPING CENTERS, L.P.,
a Delaware limited partnership

By:
Name:
Title:

HOLDINGS:

PETRO STOPPING CENTERS HOLDINGS, L.P.

By:
Name:
Title:

PETRO HOLDINGS:

PETRO HOLDINGS FINANCIAL CORPORATION

By:
Name:
Title:

PETRO DISTRIBUTING:

PETRO DISTRIBUTING, INC.

By:
Name:
Title:

PETRO FINANCIAL:

PETRO FINANCIAL CORPORATION

By:
Name:
Title:

AGENTS:

WELLS FARGO BANK, N. A.,
as Administrative Agent and Collateral Agent

By:
Name:	David G. James
Title:	Vice President

LENDERS:

WELLS FARGO BANK, N. A.,
as a Lender and L/C Issuer

By:
Name:	David G. James
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

BIG SKY LOAN FUND, LTD.,
as a Lender

By:	Eaton Vance Management
Title:	Investment Advisor

By:
Name:
Title:

CELERITY CLO LIMITED,
as a Lender

By:	TCW Advisors, Inc.
Title:	Agent

By:
Name:
Title:

C-SQUARED CDO LTD.,
as a Lender

By:	TCW Advisors, Inc.
Title:	Portfolio Manager

By:
Name:
Title:

EATON VANCE SENIOR FLOATING-RATE TRUST,
as a Lender

By:	Eaton Vance Management
Title:	Investment Advisor

By:
Name:
Title:

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND, as a Lender

By:	Eaton Vance Management
Title:	Investment Advisor

By:
Name:
Title:

GRAYSON & CO.,
as a Lender

By:	Boston Management and Research
Title:	Investment Advisor

By:
Name:
Title:

RAYMOND JAMES BANK, FSB,
as a Lender

By:
Name:
Title:

TCW SELECT LOAN FUND, LIMITED,
as a Lender

By:	TCW Advisors, Inc.
Title:	Collateral Manager

By:
Name:
Title:

CONSENT TO SECOND AMENDMENT

Petro, Inc. hereby (a) consents to and approves all of the terms and provisions of the Second Amendment to Credit Agreement dated as of July 26, 2005 to which this Consent is attached and (b) ratifies, confirms and reaffirms (i) all terms and provisions of that certain Guaranty dated as of February 9, 2004, executed by it to and in favor of Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent and L/C Issuer, and the other Lenders party to the Credit Agreement, and all other Loan Documents to which it is a party, and (ii) all of its indebtedness, liabilities and obligations under such Guaranty and other Loan Documents, all of which shall continue in full force and effect in accordance with their terms.

Date: July 26, 2005

PETRO, INC.

By:
Name:
Title: